As filed with the Securities and Exchange Commission on June 1, 2012

Registration No. 333-175990

Registration No. 333-147210

Registration No. 333-128656

Registration No. 333-116418

Registration No. 333-112853

Registration No. 333-86328

Registration No. 333-37336

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-175990

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-147210

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-128656

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-116418

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-112853

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-86328

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-37336

Under

The Securities Act of 1933

VIASYSTEMS NORTH AMERICA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1576013
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 South Hanley Road, St. Louis, MO	63105
(Address of Principal Executive Offices)	(Zip Code)

DDi Corp. 2011 Stock Incentive Plan

DDi Corp. 2005 Stock Incentive Plan, as Amended

DDi Corp. 2005 Stock Incentive Plan

DDi Corp. 2003 Directors Equity Incentive Plan

DDi Corp. 2003 Management Equity Incentive Plan

DDi Corp. 2000 Equity Incentive Plan

2000 EQUITY INCENTIVE PLAN

EMPLOYEE STOCK PURCHASE PLAN

1997 DETAILS, INC. EQUITY INCENTIVE PLAN

DETAILS, INC. 1996 EMPLOYEE STOCK OPTION PLAN

DETAILS, INC. 1996 PERFORMANCE STOCK OPTION PLAN

DETAILS HOLDINGS CORP.-DYNAMIC CIRCUITS 1996 STOCK OPTION PLAN

DETAILS HOLDINGS CORP.-DYNAMIC CIRCUITS 1997 STOCK OPTION PLAN

(Full title of the plans)

Daniel J. Weber

Vice President and Secretary

Viasystems North America, Inc.

101 South Hanley Road

St. Louis, MO 63105

(Name and address of agent for service)

(314) 727-2087

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE:

REMOVAL OF SECURITIES FROM REGISTRATION

These post-effective amendments relate to the following Registration Statements on Form S-8 (the “Registration Statements”) of Viasystems North America, Inc., formerly DDi Corp. (the “Company”):

File No. 333-175990, pertaining to the registration of 1,947,580 shares of common stock, par value $0.001 per share of the Company (“Common Stock”), which was filed with the Securities and Exchange Commission (the “SEC”) and became effective on August 2, 2011.

File No. 333-147210, pertaining to the registration of 1,000,000 shares of Common Stock, which was filed with the SEC and became effective on November 7, 2007.

File No. 333-128656, pertaining to the registration of 15,000,000 shares of Common Stock, which was filed with the SEC and became effective on September 28, 2005.

File No. 333-116418, pertaining to the registration of 600,000 shares of Common Stock, which was filed with the SEC and became effective on June 14, 2004.

File No. 333-112853, pertaining to the registration of 6,190,120 shares of Common Stock, which was filed with the SEC and became effective on February 13, 2004.

File No. 333-86328, pertaining to the registration of 922,316 shares of Common Stock, which was filed with the SEC and became effective on April 16, 2002.

File No. 333-37336, pertaining to the registration of 7,598,588 shares of Common Stock, which was filed with the SEC and became effective on June 30, 2000.

On April 3, 2012, the Company, Viasystems Group, Inc., a Delaware corporation (“Parent”), and Victor Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger, pursuant to which Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”). The Merger became effective at 11:59 p.m., Eastern Time, May 31, 2012 as a result of the filing of the Certificate of Merger with the Delaware Secretary of State.

The offerings contemplated by the Registration Statements have been terminated. Pursuant to the undertakings contained in Part II of the Registration Statements, the Registrant is removing from registration, by means of post-effective amendments, any securities registered under the Registration Statements which remained unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, and Rule 478 thereunder, the Registrant has duly caused these post-effective amendments to be signed on its behalf by the undersigned, thereunto duly authorized, on this 1st day of June, 2012.

VIASYSTEMS NORTH AMERICA, INC.

By:	/s/ Daniel J. Weber
Daniel J. Weber
Vice President and Secretary